EXHIBIT (4)(j)

FORM OF POLICY ENDORSEMENT (INCOME PAYMENT OPTION

ENDORSEMENT)

Administrative and Home Office:
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499
(319)355-8511
A Stock Company (Hereafter called the Company, we, our or us)	www.transamerica.com

INCOME OPTION PAYMENT ENDORSEMENT

This Endorsement is part of the policy to which it is attached. All of the policy provisions that are not in conflict with this Endorsement apply to it. The Effective Date of this Endorsement is the same as the Policy Date of the policy to which it is attached. The Endorsement expires when the policy expires.

Beginning on the Effective Date of this Endorsement, the second sentence in the Payment provision of Section 10 - INCOME OPTIONS, A. GENERAL PAYMENT PROVISIONS is replaced in the policy with the following sentence:

If the policy is in force on the last available Annuity Commencement Date, we will use the Adjusted Policy Value or the Fixed Account portion of the Minimum Required Cash Value plus the Separate Account portion of the Policy Value if greater, to make annuity payments to the payee under Fixed Income Option 2(b) and/or Variable Income Option 2-V(b), respectively, with 10 years certain, or if elected, under one or more of the other options described in this section, or any other method of payment if we agree.

In all other respects the provisions and conditions of the policy remain the same.

Signed for the Company at our Home Office on its Effective Date by:

[Blake Bostwick]	[Jay Orlandi]
President	Secretary

ICC17 TEVA10IC-0917

Administrative and Home Office:
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499
(319)355-8511
A Stock Company (Hereafter called the Company, we, our or us)	www.transamerica.com

INCOME OPTION PAYMENT ENDORSEMENT

This Endorsement is part of the policy to which it is attached. All of the policy provisions that are not in conflict with this Endorsement apply to it. The Effective Date of this Endorsement is the same as the Policy Date of the policy to which it is attached. The Endorsement expires when the policy expires.

Beginning on the Effective Date of this Endorsement, the second sentence in the Payment provision of Section 10 - INCOME OPTIONS, A. GENERAL PAYMENT PROVISIONS is replaced in the policy with the following sentence:

If the policy is in force on the last available Annuity Commencement Date, we will use the Adjusted Policy Value or the Fixed Account portion of the Minimum Required Cash Value plus the Separate Account portion of the Policy Value if greater, to make annuity payments to the payee under Fixed Income Option 2(b) and/or Variable Income Option 2-V(b), respectively, with 10 years certain, or if elected, under one or more of the other options described in this section, or any other method of payment if we agree.

In all other respects the provisions and conditions of the policy remain the same.

Signed for the Company at our Home Office on its Effective Date by:

[Blake Bostwick]	[Jay Orlandi]
President	Secretary

TEVA1000-0917